Exhibit 10.70
AMENDMENT AGREEMENT
     THIS AMENDMENT AGREEMENT (this “Amendment”) is made and entered into as of the 5th day of December, 2006, by and between MEDCATH CORPORATION, a Delaware corporation (the “Company”), and O. EDWIN FRENCH (the “Executive”).
STATEMENT OF PURPOSE
     The Company and the Executive are parties to equity award agreements (collectively, the “Grant Agreements”) which granted the Executive stock options and restricted stock awards under the Company’s equity incentive plans. The Grant Agreements provide that the stock options and awards will become fully vested, exercisable and free of any resale restrictions upon a “Change in Control” of the Company. The Grant Agreements currently include in the definition of “Change in Control” a sale of voting control in the Company by Kohlberg Kravis Roberts & Co., LLC (“KKR”) or Welsh, Carson, Anderson & Stowe VII, L.P. (“WCAS”) or any their affiliates.
     On November 3, 2006, KKR, WCAS and their affiliates completed a secondary offering of a portion of the shares of common stock held by them, and as a result, they ceased to own voting control of the Company. The Company and the Executive desire to amend the definition of “Change in Control” in the Grant Agreements to make it clear that a “Change in Control” will occur if any person (other than KKR, WCAS and their affiliates) acquires voting control of the Company, whether or not the acquisition of such voting control results from a sale of Company stock by KKR, WCAS or their affiliates.
     NOW, THEREFORE, the Company and the Executive hereby agree that the definition of “Change in Control” in the Grant Agreements is amended effective as of the date hereof to read as follows:
“For purposes of this Agreement, “Change in Control” means:
     (i) Sales of all or substantially all of the assets of the Company, MedCath Holdings Corp. or MedCath Incorporated to an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity (a “Person”) who is not an affiliate of Kohlberg Kravis Roberts & Co., LLC (“KKR”) or Welsh, Carson, Anderson & Stowe, VII, L.P. (“WCAS” and together with KKR, the “Partnerships”);
     (ii) Any “person” or “group” (as such terms are used in Section 13(d) or 14(d) of the Securities Exchange Act of 1934 and the rules thereunder) other than either of the Partnerships acquires and becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the voting stock of the Company, MedCath Holdings Corp. or MedCath Incorporated; or

     (iii) A merger or consolidation of the Company, MedCath Holdings Corp. or MedCath Incorporated into another Person which is not an affiliate of either of the Partnerships;
provided, however, that in the event that the Company, MedCath Holdings Corp. or MedCath Incorporated is merged with another company controlled by either of the Partnerships or their affiliates and, if the chief executive officer of the surviving entity (or the ultimate parent) is not a person who has held the position of chief executive officer of the Company for at least six months, such an event shall be deemed a Change in Control.”
     Except as expressly or by necessary implication amended hereby, the Grant Agreements shall continue in full force and effect.
     IN WITNESS WHEREOF, the Company and the Executive have caused this Amendment to be executed as of the day and year first above written.

MEDCATH CORPORATION
By:	/s/ PHILLIP J. MAZZUCA
Phillip J. Mazzuca,
Chief Operating Officer

EXECUTIVE
/s/ O. EDWIN FRENCH
O. Edwin French

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